EXHIBIT  23(B)
     --------------


     CONSENT  OF  INDEPENDENT  ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Level 8 Systems, Inc. 1997 Stock Option Plan, as Amended and Restated, of our report dated March 31, 1999, relating to the financial statements, which appears in the Annual Report on Form 10-K of Level 8 Systems, Inc. for the year ended December 31, 1998.


/s/  PricewaterhouseCoopers  LLP

Washington,  D.C.
August  31,  1999